SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
June 28, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
          On June 27, 2007, Environmental Tectonics Corporation (the “Company”) and the Department of the Navy (the “Government”) filed a Joint Motion to Dismiss with prejudice all of the Company’s claims against the Government in connection with a contract for submarine rescue decompression chambers. The Joint Motion to Dismiss was granted on June 28, 2007. On June 14, 2007, the Government had amended its Answer to add counterclaims pursuant to the anti-fraud provisions of the Contract Disputes Act, the False Claims Act, and the forfeiture statute. Pursuant to the amended Answer, the Government is seeking the forfeiture of the Company’s claims and damages in excess of $8 million.
          As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended February 23, 2007, in May 2003, the Company had filed a certified claim with the Government seeking costs totaling in excess of $5.0 million in connection with a contract for submarine rescue decompression chambers. This claim has followed the process of claim notification, preparation, submittal, government audit and review by the contract officer. On July 22, 2004, the Navy’s contracting officer issued a final decision denying the claim in full. In July 2005, the Company converted this claim into a complaint, which the Company filed in the United States Court of Federal Claims. As of February 23, 2007, the Company had recorded $3.0 million in claims receivable for this claim.
          The Company has reached a tentative settlement in this matter, subject to necessary governmental approvals, regarding the Government’s counterclaims, whereby the Company will pay to the Government $3.3 million and transfer the submarine rescue decompression chambers to the Government, at which time the Company will have no further obligations or claims under this contract. The approval process may take up to 90 days. There can be no assurance that such settlement will be finalized or approved. In the event that the settlement is not approved, the litigation regarding the Government’s counterclaims will continue.
          In connection with the settlement agreement, the Company will record a net pre-tax charge of $5.9 million for the first quarter of fiscal 2008, which ended May 25, 2007.
          The Company expects to fund the $3.3 million cash payment required by the settlement agreement with a combination of cash on hand and through an additional investment by H. F. Lenfest, a significant shareholder and member of the Company’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: June 28, 2007	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

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